Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

Three Months Ended December			Year-to-Date December

2010	2009	% Change	2010	2009	% Change

Consolidated –
Operating Revenues	$3,771	$3,511	7.4%	$17,456	$15,743	10.9%
Earnings Before Income Taxes	270	332	-18.6%	3,066	2,604	17.8%
Net Income Available to Common	153	248	-38.2%	1,975	1,643	20.3%

Alabama Power –
Operating Revenues	$1,313	$1,230	6.7%	$5,976	$5,529	8.1%
Earnings Before Income Taxes	129	135	-4.2%	1,210	1,093	10.7%
Net Income Available to Common	55	85	-35.3%	707	670	5.7%

Georgia Power –
Operating Revenues	$1,737	$1,724	0.7%	$8,349	$7,692	8.5%
Earnings Before Income Taxes	78	151	-48.0%	1,420	1,241	14.4%
Net Income Available to Common	54	114	-52.7%	950	814	16.7%

Gulf Power –
Operating Revenues	$347	$299	15.9%	$1,590	$1,302	22.1%
Earnings Before Income Taxes	34	30	11.3%	199	170	16.9%
Net Income Available to Common	21	21	-1.1%	122	111	9.2%

Mississippi Power –
Operating Revenues	$256	$263	-3.0%	$1,143	$1,149	-0.6%
Earnings Before Income Taxes	25	15	73.5%	128	137	-6.3%
Net Income Available to Common	16	10	58.9%	80	85	-5.6%

Southern Power –
Operating Revenues	$267	$201	32.9%	$1,129	$947	19.3%
Earnings Before Income Taxes	50	36	38.1%	207	242	-14.4%
Net Income Available to Common	24	30	-19.6%	130	156	-16.6%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.